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                       IRVINE APARTMENT COMMUNITIES, INC.
                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

                                  Exhibit 23.2

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Irvine Apartment Communities, Inc. of our reports dated January 30, 1998 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, Inc., included in the December 31, 1997 Annual Report to Shareholders of Irvine Apartment Communities, Inc.

We also consent to the incorporation by reference of our reports dated January 30, 1998 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, Inc., in the Registration Statement (Form S-8) pertaining to the Irvine Apartment Communities, Inc. 1993 Stock Option Plan for Directors, in the Registration Statement (Form S-8) pertaining to the Irvine Apartment Communities, Inc.
1993 Long-Term Stock Incentive Plan, and in the Registration
Statement (Form S-3) pertaining to the Irvine Apartment Communities, Inc. registration of $350,000,000 of Debt Securities, Preferred Stock, Common Stock and Warrants.


                                             /s/ ERNST & YOUNG, LLP
                                             -----------------------------------


Newport Beach, California
March 27, 1998